EXHIBIT 21
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                      Subsidiaries of Lifeway Foods, Inc.:

                       LFI Enterprises, Inc. - 100% owned

                      Subsidiary of LFI Enterprises, Inc.:

                     Lifeway Foods Canada, LLC - 100% owned